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                                                                    Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Vector Aeromotive Corporation
Jacksonville, Florida

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 21, 1994 relating to the financial statements of Vector Aeromotive Corporation appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1994.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                       /s/ BDO Seidman, LLP
                                       --------------------
                                       BDO Seidman, LLP

Orlando, Florida

January 29, 1996